UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF NEW YORK

IN RE 22ND CENTURY GROUP, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-00479-JLS

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated March 4, 2025 ("Stipulation") is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiffs Stephen Mathew ("Mathew"), Kenneth Troup ("Troup"), and Cindy Maloney, the Executrix of the Estate of Melvyn Klein ("Maloney") (the "Federal Plaintiffs") in the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Derivative Litigation*, Lead Case No. 1:19-cv-00479-JLS pending in the United States District Court for the Western District of New York (the "Federal Action"); (2) plaintiff Kevin Broccuto ("Broccuto," and collectively with the Federal Plaintiffs, the "Plaintiffs") in the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Stockholder Derivative Litigation*, Lead Case No. A-20-808599-B, pending in the Eighth Judicial District Court for the State of Nevada (the "Nevada Action," and together with the Federal Action, the "Derivative Actions"); (3) individual defendants Henry Sicignano, III, John T. Brodfuehrer, Richard M. Sanders, James W. Cornell, Nora B. Sullivan, James Mish, Michael Koganov, Anthony Johnson, Lucille Salhany, and Andy Arno (collectively the "Individual Defendants"); and (4) nominal defendant 22nd Century Group, Inc. ("22nd Century" or the "Company," and together with the Individual Defendants, "Defendants") (the "Settling Parties" refers collectively to Plaintiffs and Defendants).

This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I. FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege, *inter alia*, that beginning in February 2016, the Individual Defendants breached their fiduciary or other duties by (1) causing the Company to engage in a paid stock promotion scheme (the "Stock Promotion Scheme"); and (2) issuing and/or causing the Company to issue false and misleading statements and omissions to the public that failed to disclose that (a) the Company engaged in the Stock Promotion Scheme, (b) the Company's misconduct would subject it to heightened regulatory scrutiny, and (c) the Company failed to maintain internal controls resulting in an alleged investigation by the United States Securities and Exchange Commission ("SEC") (the "SEC Investigation").

A. The Factually Related Securities Class Action

On January 21, 2019, a securities class action was filed in the United States District Court for the Eastern District of New York against the Company and defendants Henry Sicignano III and John T. Brodfuehrer for violations of the Securities Exchange Act of 1934 (the "Exchange Act"), alleging substantially the same false and misleading statements that are alleged in the Derivative Actions, styled *Bull v. 22nd Century Group, Inc., et al*, Case No. 1:19-cv-00409 (E.D.N.Y.) (the "Securities Class Action").

On September 6, 2019, by Joint Stipulation and Order in the Eastern District of New York, the Securities Class Action was transferred to this Court and eventually re-captioned as *Noto, et al., v. 22nd Century Group, Inc., et al.*, Case No. 1:19-cv-01285 (W.D.N.Y.) (Securities Class Action, ECF No. 24). Lead plaintiffs in the Securities Class Action later filed an amended complaint (the "Class Action Amended Complaint") on November 19, 2019 (Securities Class Action, ECF No. 31).

On January 14, 2021, the Court granted a motion to dismiss the Securities Class Action with prejudice, and plaintiffs appealed to the United States Court of Appeals for the Second Circuit (the "Second Circuit") on February 12, 2021 (Securities Class Action, ECF Nos. 53, 55).

On June 14, 2022, the Second Circuit issued its mandate regarding the Securities Class Action, affirming in part and vacating in part the lower court's dismissal and remanding for further proceedings (Securities Class Action, ECF No. 58). Specifically, the Second Circuit remanded for further proceedings regarding "the § 10(b) material misrepresentation claim based on the non-disclosure of the SEC investigation" and the § 20(a) claim "solely as it pertains to that particular non-disclosure" and affirmed the dismissal of the other claims asserted in the Securities Class Action. *Id.*

On August 8, 2022, defendants filed a new motion to dismiss the Securities Class Action, which the Court denied on January 6, 2023, finding that plaintiffs had stated a claim for securities fraud as to the alleged misrepresentations and omissions regarding the SEC Investigation (Securities Class Action, ECF Nos. 63, 69).

On March 21, 2023, plaintiffs and defendants in the Securities Class Action participated in a mediation that resulted in the settlement of the Securities Class Action, pending approval of the settlement agreement by the Court. Counsel for Plaintiffs also participated in the mediation.

On April 25, 2023, lead plaintiffs in the Securities Class Action filed an unopposed motion for preliminary approval of the Securities Class Action settlement, which the Court granted on June 30, 2023 (Securities Class Action, ECF Nos. 79, 86).

On August 29, 2023, lead plaintiffs in the Securities Class Action filed an unopposed motion for final approval of the Securities Class Action settlement, which the Court granted on October 23, 2023 (Securities Class Action, ECF Nos. 88, 89, 96, 98, 99).

B. The Federal Action

On February 6, 2019, plaintiff Melvyn Klein ("Klein") filed a stockholder derivative action on behalf of the Company in the United States District Court for the Eastern District of New York against certain defendants alleging breaches of fiduciary duty, unjust enrichment, abuse of control, waste of corporate assets, and violations of Section 14(a) and Section 10(b) of the Exchange Act, originally captioned *Klein v. Sicignano, III, et al.*, Case No. 1:19-cv-00748 (the "*Klein* Action").

On February 11, 2019, plaintiff Mathew filed a stockholder derivative action alleging substantially similar facts and making substantially similar claims as those made in the *Klein* Action against certain defendants in the Supreme Court of the State of New York, County of Erie, originally captioned *Mathew v. Sicignano III, et al.*, Index No. 801786/2019 (the "*Mathew* Action").

On April 12, 2019, the parties to the *Mathew* Action jointly filed a Stipulated Notice of Removal to this Court, which noted that the parties agreed that the *Mathew* Action should be removed and consolidated with the *Klein* Action, and that the consolidated action should be stayed pending the resolution of the Securities Class Action (ECF No. 1).

On April 19, 2019, the *Klein* Action was transferred from the United States District Court for the Eastern District of New York to this Court and assigned new Case No.: 1:19-cv-00513-LJV (*Klein* Action, ECF No. 21).

On August 15, 2019, this Court consolidated the two derivative actions under the Federal Action (ECF No. 10). Subsequently, on September 1, 2023, Troup filed a stockholder derivative action against the defendants styled *Troup v. Sullivan, et al.*, Case No. 1:23-cv-00916-JLS (the "*Troup* Action") alleging substantially similar facts and asserting similar causes of action as those

asserted in the *Mathew* Action and the *Klein* Action. On February 14, 2024, the Court consolidated the *Troup* Action with the Federal Action (ECF No. 30).

Pursuant to a stipulated order entered by the Court, the Federal Action was stayed pending a ruling on the defendants' motion to dismiss in the Securities Class Action (ECF No. 8).

On March 2, 2022, counsel for plaintiff Klein filed a Suggestion of Death Upon the Record Under Rule 25(a)(1), informing the Court of plaintiff Klein's death during the pendency of the Federal Action (ECF No. 18).

On March 15, 2022, plaintiff Klein, by and through Cindy Maloney, the Executrix of the Klein Estate, and plaintiff Klein's counsel, filed an Unopposed Motion to Substitute Party Plaintiff (the "Motion"), requesting that the Court substitute Cindy Maloney in Melvyn Klein's place as plaintiff in the Federal Action (ECF No. 19). On March 18, 2022, the Court granted the Motion, thereby substituting Cindy Maloney as a party plaintiff for deceased plaintiff Klein (ECF No. 21).

On February 14, 2023, following resolution of the motion to dismiss in the Securities Class Action, the parties in the Federal Action stipulated to extend the stay until thirty days after the close of the fact discovery in the Securities Class Action (ECF No. 22). The parties further stipulated that they would submit a joint status update to the Court within ninety days of the date of the Court's consolidation order and every ninety days thereafter. *Id.*

On February 15, 2023, the Court extended the stay of the Federal Action (the "Stay Order") per the terms of the parties' joint stipulation (ECF No. 23).

The parties thereafter participated in a full-day mediation on March 21, 2023, and a half-day mediation on October 17, 2023, before experienced JAMS mediator, Jed D. Melnick, Esq. (the "Mediator"), and advised the Court of the same and of their ongoing settlement discussions (ECF Nos. 24, 25, 27, 29).

On February 12, 2024, pursuant to the Stay Order, the parties in the Federal Action submitted a joint status update wherein they informed the Court, *inter alia*, that the parties intended to finalize and file within thirty (30) days a stipulation of settlement for approval by the Court pursuant to Federal Rule of Civil Procedure 23.1(c) (ECF No. 29).

C. The Nevada State Derivative Action

On January 15, 2020, plaintiff Broccuto filed a stockholder derivative complaint on behalf of the Company in the Eighth Judicial District Court for the State of Nevada, Clark County (the "Nevada Court"), pleading claims for breaches of fiduciary duty, waste of corporate assets, and unjust enrichment against defendants James W. Cornell, Richard M. Sanders, Nora B. Sullivan, Henry Sicignano, III, and John T. Brodfuehrer, and nominal defendant 22nd Century (together, the "Nevada Defendants") (the "*Broccuto* Action").

On February 11, 2020, plaintiff Jerry Wayne filed a stockholder derivative complaint on behalf of the Company in the Nevada Court, pleading the same claims as those in the *Broccuto* Action against the Nevada Defendants (the "*Wayne* Action").[1]

On March 25, 2020, the *Broccuto* Action and the *Wayne* Action were consolidated, and together, the *Broccuto* Action and the *Wayne* Action are referred to herein as the "Nevada Action." The same day, Robbins LLP was appointed Lead Counsel, and the Nevada Action was stayed by stipulation pending resolution of the motion to dismiss and related pleadings challenges in the Securities Class Action.

On March 2, 2021, the stay of the Nevada Action was extended until thirty (30) days after resolution of the pending appeal related to the motion to dismiss in the Securities Class Action.

[1] Plaintiff Jerry Wayne, one of the two stockholders in the Nevada Action, passed away during the pendency of the stay. Plaintiff Wayne's claims will be dismissed with prejudice and barred once the Court has approved the Settlement.

Following the Second Circuit's June 14, 2022, mandate in the Securities Class Action, on June 27, 2022, the Nevada Court continued the stay of the Nevada Action until thirty (30) days after resolution of the motion to dismiss in the Securities Class Action.

On February 13, 2023, following resolution of the motion to dismiss in the Securities Class Action, the parties in the Nevada Action stipulated to extend the stay until thirty (30) days after the close of fact discovery in the Securities Class Action. The parties to the Nevada Action further stipulated that they would submit a joint status update to the court within ninety (90) days of the entry of the February 13, 2023 stipulated order. On the same day, the court extended the stay of the Nevada Action (the "Nevada Stay Order").

On May 15, 2023, the parties in the Nevada Action, pursuant to the Nevada Stay Order, submitted a Joint Status Report to the court and, on June 21, 2023, August 23, 2023, October 25, 2023, February 27, 2024, September 4, 2024, and December 3, 2024 attended status conferences to advise the Nevada Court of status of the Nevada Action.

D. Settlement Negotiations

In March 2023, Plaintiffs and Defendants agreed to attend a mediation with the Mediator in an attempt to resolve the claims pleaded in the Derivative Actions (the "Mediation").

On March 8, 2023, Plaintiffs sent a settlement demand letter to Defendants that, *inter alia*, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the alleged governance deficiencies that resulted in the wrongdoing alleged in the Derivative Actions.

On March 9, 2023, in anticipation of the Mediation, Plaintiffs submitted a joint mediation statement to Defendants and the Mediator, addressing relevant arguments and allegations in the Derivative Actions.

On March 21, 2023, Plaintiffs and Defendants participated in an all-day mediation via Zoom with the Mediator. Although the Settling Parties were unable to reach an agreement to settle the claims in the Derivative Actions at the Mediation, the Settling Parties subsequently engaged in arm's-length negotiations through e-mails and teleconferences, with the assistance of the Mediator. The Settling Parties continued to engage in good faith settlement negotiations in the months following the Mediation, including by exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Derivative Actions.

On June 21, 2023, the Settling Parties reached an agreement on the material terms of the settlement, including the corporate governance reforms that 22nd Century will adopt and maintain as consideration for the settlement, as reflected in the Settling Parties' December 5, 2023 Memorandum of Understanding. The corporate governance reforms are set forth in Exhibit A hereto (the "Corporate Governance Reforms").

The Settling Parties have expended significant time and resources participating in mediation and post-mediation conference calls and meetings, during which the merits of the claims asserted in the Derivative Actions, as well as the defenses thereto, were extensively discussed between the Settling Parties.

Following the Settling Parties' agreement in principle on the substantive terms of the settlement, the Settling Parties, with the assistance of the Mediator, separately negotiated the attorneys' fees and expenses that would be payable to Plaintiffs' Counsel in recognition of the substantial benefits conferred on 22nd Century through the settlement. On October 17, 2023, the Settling Parties accepted the Mediator's proposal for Defendants to pay $768,333.00 in attorneys' fees and expenses to Plaintiffs' Counsel, subject to Court approval.

II. PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that their derivative claims have substantial merit, and Plaintiffs' entry into this Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs' Counsel (defined herein) recognize and acknowledge the significant risk, expense, and delay of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs' Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Actions.

Plaintiffs' Counsel have conducted extensive investigation and analysis, including, *inter alia*: (i) reviewing and analyzing 22nd Century press releases, public statements, and filings with the SEC; (ii) reviewing and analyzing securities analysts' reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Action and evaluating the merits of, and potential liability in connection with, the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Derivative Actions; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) engaging in settlement negotiations with Defendants' Counsel (defined herein) regarding the specific facts and perceived strengths and weaknesses of the Derivative Actions, and other issues in an effort to facilitate negotiations; (viii) researching the Company's corporate governance structure and conducting damages analyses in connection with settlement efforts; (ix) preparing a comprehensive written settlement demand and modified demands over the course of the Settling

Parties' settlement negotiations; (x) preparing a mediation statement; (xi) participating in the full-day virtual mediation and subsequent half-day virtual mediation; and (xii) negotiating and drafting this comprehensive Stipulation.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon 22nd Century. Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of 22nd Century and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

This Stipulation constitutes a compromise of matters that are in dispute between the Settling Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of fault, liability, wrongdoing, or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any

litigation, especially in complex cases like this. Defendants have, therefore, determined that it is in the best interests of 22nd Century for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1. DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 "22nd Century" or the "Company" means nominal defendant 22nd Century Group, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.2 "Board" means all current and former members of the Board of Directors of 22nd Century.

1.3 "Corporate Governance Reforms" means the corporate governance measures set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation, if this Stipulation ultimately is approved by the Court, defined below.

1.4 "Court" means the United States District Court for the Western District of New York.

1.5 "Current 22nd Century Stockholders" means any Person or Persons who are record or beneficial owners of 22nd Century stock as of the date of this Stipulation, excluding the Individual Defendants, the officers and directors of 22nd Century, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

1.6 "Defendants" means the Individual Defendants and nominal defendant, 22nd Century.

1.7 "Defendants' Counsel" means Foley & Lardner LLP, Duke, Holzman, Photiadis & Gresens, LLP, and Greenberg Traurig, LLP.

1.8 "Defendants' Released Claims" means all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including unknown claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Actions or in any other court, tribunal, or proceeding by Defendants' Releasees (defined herein) against any of the Plaintiffs' Releasees (defined herein) which have in the past been, or now or hereafter, are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any

other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Derivative Actions, or (b) which could have been asserted against any of the Plaintiffs' Releasees in the Derivative Actions. Defendants' Released Claims shall not include claims to enforce the terms of the Stipulation and/or the Judgment.

1.9 "Defendants' Releasees" shall mean the Company and each Defendant in each Action and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Defendants' counsel in this action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

1.10 "Derivative Actions" means the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Derivative Litigation*, Lead Case No. 1:19-cv-00479-JLS pending in the United States District Court for the Western District of New York, which consolidated the *Klein* Action, *Mathew* Action, and *Troup* Action, and the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Stockholder Derivative*

Litigation, Lead Case No. A-20-808599-B pending in the Eighth Judicial District Court for the State of Nevada, Clark County.

1.11 "Effective Date" means the date by which all of the events and conditions specified in ¶ 6.1 have been met and occurred.

1.12 "Federal Action" means the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Derivative Litigation*, Lead Case No. 1:19-cv-00479-JLS pending in the United States District Court for the Western District of New York.

1.13 "Federal Plaintiffs" means plaintiffs Stephen Mathew, Kenneth Troup, and Cindy Maloney, the Executrix of the Estate of Melvyn Klein.

1.14 "Federal Plaintiffs' Counsel" means The Brown Law Firm, P.C. and Gainey McKenna & Egleston, as co-lead counsel for the Federal Plaintiffs.

1.15 "Final" means (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any appeal in any Action; or (ii) if any appeal or other review of such Judgment is filed, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to the grant. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys' fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.16 "Individual Defendants" means Henry Sicignano, III, Richard M. Sanders, Nora B. Sullivan, James W. Cornell, James Mish, Michael Koganov, Anthony Johnson, Lucille Salhany, Andy Arno, and John T. Brodfuehrer.

1.17 "Judgment" means the Order and Final Judgment entered by the Court that dismisses the Federal Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto.

1.18 "Nevada Action" means the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Stockholder Derivative Litigation*, Lead Case No. A-20-808599-B, pending in the Eighth Judicial District Court for the State of Nevada, Clark County.

1.19 "Nevada Court" means the Eighth Judicial District Court for the State of Nevada, Clark County.

1.20 "Nevada Defendants" means James W. Cornell, Richard M. Sanders, Nora B. Sullivan, Henry Sicignano, III, John T. Brodfuehrer, and nominal defendant 22nd Century.

1.21 "Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.

1.22 "Person" means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.23 "Plaintiffs" means Stephen Mathew, Kenneth Troup, Cindy Maloney, the Executrix of the Estate of Melvyn Klein, and Kevin Broccuto.

1.24 "Plaintiffs' Counsel" means The Brown Law Firm, P.C. and Gainey McKenna & Egleston, as co-lead counsel for the Federal Plaintiffs, Rigrodsky Law P.A., as counsel for plaintiff Troup, and Robbins LLP, as counsel for plaintiff Broccuto and Lead Counsel in the Nevada Action.

1.25 "Plaintiffs' Released Claims" means all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys' fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including unknown claims, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Derivative Actions or in any other court, tribunal, or proceeding by Plaintiffs, any other Company stockholder derivatively on behalf of the Company, or by the Company directly against any of the Defendants' Releasees which have in the past been, or now or hereafter, are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Derivative Actions, or (b) which could have been asserted against any of the Defendants' Releasees in the Derivative Actions. If the Settlement is approved by the Court, Defendants and/or Defendants' Releasees may file the Settlement and/or Judgment in any action that has been or may be brought against them, including without limitation the Nevada

Action, in order to cause the dismissal and to support as may be necessary a claim or defense based on principles of *res judicata*, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and Plaintiffs' counsel shall promptly dismiss the case of *In re 22nd Century Group, Inc. Stockholder Derivative Litigation*, Lead Case No. A-20-808599-B (Consolidated with Case No. A-20-81250-B) (Nev. Dist. Ct.-Clark Cnty.). Plaintiffs' Released Claims shall not include claims to enforce the terms of the Stipulation and/or the Judgment.

1.26 "Plaintiffs' Releasees" shall mean each Plaintiff and each and every other Company stockholder (directly or indirectly), and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiffs' counsel in the Derivative Actions), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

1.27 "Preliminary Approval Order" means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner

of providing notice of the Settlement to Current 22nd Century Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

1.28 "Released Claims" means Plaintiffs' Released Claims and Defendants' Released Claims.

1.29 "Second Circuit" means the United States Court of Appeals for the Second Circuit.

1.30 "Settlement" means the settlement and compromise of the Derivative Actions as provided for in this Stipulation.

1.31 "Settlement Hearing" means the hearing set by the Court to consider final approval of the Settlement.

1.32 "Settling Parties" means Plaintiffs, Individual Defendants, and 22nd Century.

1.33 "Unknown Claims" means any Released Claim(s) that any of the Plaintiffs' Releasees does not know of or suspect to exist in his, her, or its favor at the time of the release of the Defendants' Releasees, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Defendants' Releasees or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all of Plaintiffs' Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs' Releasees shall expressly waive and relinquish, and each Current 22nd Century Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO

EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs' Releasees acknowledge that they and Current 22nd Century Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Plaintiffs' Released Claims, but it is the intention of the Settling Parties that the Plaintiffs' Releasees and all Current 22nd Century Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Plaintiffs' Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2. TERMS OF THE SETTLEMENT

2.1 Within thirty (30) days of the Effective Date (defined below), the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or the Company's Bylaws[2] to ensure the adoption, implementation, and maintenance of the Corporate Governance Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for the term(s) set forth in Exhibit A.

[2] The term "Bylaws" refers to the Amended and Restated Bylaws of 22nd Century Group, Inc. (effective January 28, 2014).

2.2 22nd Century acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions was the cause of the Company's decision to adopt, implement, and maintain the Corporate Governance Reforms. 22nd Century also acknowledges and agrees that the Corporate Governance Reforms confer substantial benefits on 22nd Century and 22nd Century's stockholders.

2.3 The independent members of the Company's Board have unanimously approved a resolution reflecting its determination, in a good faith exercise of its business judgment, that the Settlement and each of its terms are fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Corporate Governance Reforms, confers substantial benefits upon the Company and its stockholders.

3. APPROVAL AND NOTICE

3.1 Within five (5) days of the execution of this Stipulation, the Federal Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of the Preliminary Approval Order, in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current 22nd Century Stockholders; (iii) a date for the Settlement Hearing; (iv) that all Current 22nd Century Stockholders be subject to and bound by the Stipulation, Preliminary Approval Order, and all other orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Current 22nd Century Stockholders; and (v) that all Plaintiffs and Current 22nd Century Stockholders be barred from commencing or prosecuting any of the Defendants' Releasees for any of the Plaintiffs' Released Claims.

3.2 Within ten (10) days after the entry of an order by the Court preliminarily approving the Settlement, 22nd Century shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company's website; (2) publish the Notice in *Investor's Business Daily* and issue a press release with *GlobeNewswire*; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to an SEC Form 8-K. The Notice shall provide a link to the Investor Relations page on 22nd Century's website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. 22nd Century shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Settling Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to 22nd Century stockholders pursuant to applicable law and due process. The Company's counsel shall file a declaration or affidavit with respect to filing, publishing, and posting the Notice as approved by the Court at least thirty (30) calendar days prior to the Settlement Hearing.

3.3 Pending the Court's determination as to final approval of the Settlement, Plaintiffs and Current 22nd Century Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of Plaintiffs' Released Claims against any of the Defendants' Releasees. The Settling Parties further agree to cease all litigation activities in the Derivative Actions, except those related to seeking preliminary or final approval of the Settlement from the Court and dismissal of the Nevada Action. As set forth in the proposed Preliminary Approval Order (Exhibit B), pending final determination of whether the Settlement should be approved, Plaintiffs and Current 22nd Century

Stockholders shall not commence or prosecute against any of the Defendants' Releasees any action or proceeding in any court or tribunal asserting any of the Plaintiffs' Released Claims.

4. ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

4.1 Plaintiffs' Counsel shall file a motion seeking Court approval of the separately negotiated and agreed-to Fee and Expense Amount (defined below) and Service Awards (defined below). The Court's decision regarding whether to approve, in whole or in part, the Fee and Expense Amount or the Service Awards shall have no effect on the Settlement. The procedure for and the allowance or disallowance by the Court of any motion by Plaintiffs' Counsel for approval of the agreed Fee and Expense Amount are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness, and adequacy of the other Settlement terms. The Court's approval of attorneys' fees and costs is not a necessary term of this Settlement, and it is not a condition of this Settlement that Plaintiffs' Counsel's motion for approval of the agreed Fee and Expense Amount be approved by the Court in the amount of the Fee and Expense Amount or in any other amount whatsoever.

4.2 After negotiating the material substantive terms of the Settlement, Plaintiffs' Counsel and Defendants' Counsel, with the assistance of the Mediator, separately negotiated a reasonable amount in attorneys' fees and expenses to be paid to Plaintiffs' Counsel, subject to Court approval, commensurate with the value of the substantial benefits conferred upon 22nd Century and Current 22nd Century Stockholders through the Corporate Governance Reforms and the risks assumed by Plaintiffs' Counsel in pursuing the Derivative Actions on a wholly contingent basis. Defendants, including the Board, have agreed to pay and/or have their insurers pay Plaintiffs' Counsel attorneys' fees and expenses in the amount of $768,333.00 (the "Fee and Expense Amount"), subject to Court approval, or such lesser amount approved by the Court.

4.3 Defendants shall not object to Plaintiffs' request to the Court for approval of reasonable service awards (the "Service Awards") for each of the Plaintiffs, to be paid from the Fee and Expense Amount.

4.4 The Company shall pay, or cause to be paid, the Fee and Expense Amount to an escrow account designated by Plaintiffs' Counsel within thirty (30) days of entry of an order preliminarily approving the Settlement, which amount, to the extent approved by the Court, shall be immediately releasable to Plaintiffs upon entry by the Court of the Judgment, notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals, provided, however, that the Settlement Agreement shall require a full or partial refund or repayment of the Fee and Expense Amount, as appropriate, if the collateral attack is successful or the Settlement is otherwise terminated, or any Court with appropriate jurisdiction reduces the Fee and Expense Amount. Plaintiffs' Counsel shall allocate the Fee and Expense Amount among themselves. If Plaintiffs' Counsel are unable to reach agreement on their own, they will mediate the allocation dispute and, if necessary, submit the dispute to Andrew Nadolna, Esq. of JAMS for a final, binding, non-appealable resolution on the terms and conditions already agreed to by Plaintiffs' Counsel and Mr. Nadolna. Defendants are not responsible for the allocation of the Fee and Expense Amount amongst Plaintiffs' Counsel. Except as provided in this Settlement, Defendants shall bear no other expenses, costs, damages, or fees alleged or incurred by Plaintiffs, or by any of their attorneys, experts, advisors, agents or representatives in connection with the claims settled by the Settlement. The Parties understood at all times that the Settlement was not contingent on agreement or payment of any attorneys' fees and expenses to Plaintiffs' Counsel.

4.5 In the event that the Judgment fails to become Final as defined in ¶1.16, Plaintiffs' Counsel must refund the Fee and Expense Amount to 22nd Century within thirty (30) days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction. In the event that the Court does not approve Plaintiffs' Counsel's motion for approval of attorneys' fees and costs in the full amount of the Fee and Expense Amount, Plaintiffs' Counsel must refund the unapproved portion of the Fee and Expense Amount to 22nd Century within thirty (30) days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction.

4.6 Plaintiffs' Counsel may apply to the Court for service awards of up to $2,500 for each of the Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Actions (the "Service Awards"). Defendants shall not object to the application for the Service Awards.

5. RELEASES

5.1 Within five (5) days after the Effective Date, the parties in the Nevada Action will file a stipulation and proposed order of dismissal with prejudice in the Nevada Action substantially in the form attached hereto as Exhibit E, with all parties to bear their own fees and costs.

5.2 Upon the Effective Date, the Plaintiffs' Releasees shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Plaintiffs' Released Claims against the Defendants' Releasees. Plaintiffs' Releasees shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any of Defendants' Releasees with respect to any of Plaintiffs' Released Claims, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting Plaintiffs' Released Claims against Defendants' Releasees except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3 Upon the Effective Date, the Defendants' Releasees shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs' Releasees from Defendants' Released Claims. The Defendants' Releasees shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs' Releasees with respect to any of Defendants' Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants' Released Claims against Plaintiffs' Releasees except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6. CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(a) Court approval of the content and method of providing notice of the proposed Settlement to Current 22nd Century Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current 22nd Century Stockholders;

(b) Entry of the Preliminary Approval Order, in the form of Exhibit B attached hereto, which shall, *inter alia*, enjoin all Plaintiffs and Company stockholders from directly or indirectly commencing, instituting, or prosecuting any of the claims made in the Derivative Actions;

(c) Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Federal Action with prejudice, without awarding costs to any party, except as provided herein, and providing for the release of the claims in the Nevada Action;

(d) payment of the Fee and Expense Amount in accordance with section 4.3; and

(e) the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in ¶6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties shall be restored to their respective positions in the Derivative Actions as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.

7. MISCELLANEOUS PROVISIONS

7.1 The Settling Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts

to accomplish the foregoing terms and conditions of the Settlement. In the event that any dispute arises between the Settling Parties regarding such efforts, they shall attempt to resolve the dispute in good faith.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions and any and all claims released herein.

7.4 Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Actions has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

7.5 This Stipulation shall not be deemed to prejudice any of the positions of any of the Settling Parties.

7.6 Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.7 Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of

res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8 This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Settling Parties or as otherwise provided herein.

7.9 This Stipulation shall be construed as if the Settling Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Settling Parties.

7.10 This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of New York and shall be governed by, construed, and enforced in accordance with the laws of the State of New York without regard to any state's principles, policies, or provisions governing choice of law.

7.11 This Stipulation and the exhibits attached hereto contain the entire understanding of the Settling Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Settling Parties, whether oral or in writing.

7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.13 This Settlement may be executed in any number of counterparts with the same effect as if all Settling Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.14 Subject to, and conditional on, the Court's final approval of the Settlement contemplated herein, the Settling Parties agree that each has complied fully with the applicable requirements of good faith litigation. The Settling Parties shall not take the position that the

Derivative Actions were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure or its state law counterparts.

7.15 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.16 In the event any proceedings by or on behalf of 22nd Century, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of 22nd Century, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.17 Any planned, proposed, or actual sale, merger, or change-in-control of 22nd Century shall not void this Stipulation. The Stipulation shall run to the Settling Parties' respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of 22nd Century, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount. In the event that 22nd Century ceases to be a public company at any point prior to the expiration of the agreed time period for maintaining the Corporate Governance Reforms, then 22nd Century may eliminate or modify any of the Corporate

Governance Reforms based upon a determination that those Corporate Governance Reforms are not in the best interests of 22nd Century.

7.18 Any disputes that arise out of or relating to the Settlement (other than regarding the allocation of the Fee and Expense Amount amongst Plaintiffs' Counsel, which shall be resolved in accordance with paragraph 4.4, *supra*), shall be resolved by the Mediator according to expedited procedures determined by the Mediator. Each Party shall bear its own costs and expenses in connection with any mediation or arbitral proceedings set forth herein.

7.19 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and, except as otherwise provided herein, to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated March 4, 2025.

THE BROWN LAW FIRM, P.C.

By: */s/ Timothy Brown*

Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
E-mail: tbrown@thebrownlawfirm.net

GAINEY MCKENNA & EGLESTON

By: */s/ Thomas J. McKenna*
Thomas J. McKenna
Gregory M. Egleston
Christopher M. Brain
260 Madison Avenue, 22nd Floor New York, NY 10016
Telephone: (212) 983-1300
E-mail: TJMcKenna@gme-law.com
gegleston@gme-law.com
cbrain@gme-law.com

Co-Lead Counsel for Federal Plaintiffs

ROBBINS LLP

By: */s/*
Brian J. Robbins
Craig W. Smith
Shane P. Sanders
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
E-mail: brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

Lead Counsel in the Nevada Action and Counsel for Plaintiff Kevin Broccuto

RIGRODSKY LAW P.A.

By: */s/ Timothy MacFall*
Timothy MacFall

FOLEY & LARDNER LLP

By: */s/ John A. Tucker*

John A. Tucker (*pro hac vice*)
One Independent Drive, Suite 1300
Jacksonville, FL 32202
Telephone: (904) 359-2000
E-mail: jtucker@foley.com

Duke, Holzman, Photiadis & Gresens, LLP
Charles C. Ritter, Jr.
701 Seneca Street
Suite 750
Buffalo, NY 14210
E-mail: critter@dhpglaw.com

Counsel for Defendants

Seth Rigrodsky
825 East Gate Boulevard, Suite 300
Garden City, NY 1153
Telephone: (516) 683-3516
E-mail: tjm@rl-legal.com
sdr@rl-legal.com

Counsel for Plaintiff Kenneth Troup

EXHIBIT A

UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF NEW YORK

IN RE 22ND CENTURY GROUP, INC. DERIVATIVE LITIGATION	Lead Case No. 1:19-cv-00479-JLS

CORPORATE GOVERNANCE REFORMS

EXHIBIT A

I. CORPORATE GOVERNANCE REFORMS TO BE IMPLEMENTED AND MAINTAINED BY 22ND CENTURY AS A RESULT OF THE SETTLEMENT

Within thirty (30) days of the entry of an order and final judgment approving the settlement of the Derivative Actions,[1] the Board of Directors (the "Board") of 22nd Century Group, Inc. ("22nd Century" or the "Company") shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or its Bylaws[2] to ensure the adoption, implementation, and maintenance of the following corporate governance reforms ("Reforms"), which, except as set forth herein, shall remain in effect for no less than five (5) years.

22nd Century acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions were the cause of the Company's decision to adopt, implement, and maintain the Reforms. 22nd Century also acknowledges and agrees that the Reforms confer substantial benefits to 22nd Century and 22nd Century's shareholders.

1. THIRD-PARTY PUBLICATION

22nd Century shall institute a formal written policy for the Legal Department to review content and commentary published by third parties about the Company. Any suspect publication that the Company becomes aware of shall be referred to the Company's Legal Department for review and action as appropriate. If circumstances warrant, the Company's Legal Department shall report such publication to the Chair of the Corporate Governance and Nominating Committee of the Board for consideration of appropriate disciplinary and other remedial action.

2. IMPROVEMENTS TO THE PRESS RELEASE REVIEW AND APPROVAL POLICY

As part of the agreement to settle the litigation, Defendants agree to adopt a formal written Press Release Review and Approval policy to provide that it is the responsibility of the Company's General Counsel and Legal Department to confirm that any Company press release complies with all laws and regulations, including those SEC rules and regulations pertaining to stock promotion.

3. INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

The Board shall retain an outside consulting service to conduct an annual analysis for each

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[1] "Derivative Actions" means the consolidated stockholder derivative action captioned *In re 22nd Century Group, Inc. Derivative Litigation*, Lead Case No. 1:19-cv-00479-JLS pending in the United States District Court for the Western District of New York, which consolidated the *Klein* Action, *Mathew* Action, and *Troup* Action, and the consolidated shareholder derivative action captioned *In re 22nd Century Group, Inc. Stockholder Derivative Litigation*, Lead Case No. A-20-808599-B pending in the Eighth Judicial District Court for the State of Nevada, Clark County.

[2] The term "Bylaws" refers to the Amended and Restated Bylaws of 22nd Century Group, Inc., dated January 28, 2014, and as amended through the date of the acceptance of this agreement.

of the next two (2) years regarding appropriate steps 22nd Century could take to test and then strengthen the internal audit and control function, including but not limited to, by taking the following actions:

(a) Identify necessary resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;

(b) Assess risks of non-compliance with laws and regulations, internal controls, and disclosure obligations, incorporating such risk assessments into internal audit procedures; and

(c) Implement technology to improve auditing techniques, data mining, and predictive modeling with respect to compliance issues and risk exposure.

The consultant shall prepare a written report annually with recommended changes to 22nd Century's Audit Committee. This consultant shall meet annually with the Audit Committee, Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and 22nd Century's independent auditors to present the written report in advance of 22nd Century's finalization of its annual Form 10-K report (regardless of whether the annual report on Form 10-K is a restatement, amended filing, or initial filing, and whether it is submitted late or on time). The Board shall consider implementation of each recommendation contained in the report and determine whether to implement the recommendation. The consultant's report shall be included in the Board minutes as an exhibit. A copy of such minutes and the consultant's report shall be maintained by the Company for a period of seven (7) years.

4. IMPROVEMENTS TO PUBLIC DISCLOSURE COMMITTEE[3]

As part of the agreement to settle the litigation, Defendants agree to the following enhancements to the duties and responsibilities of the Public Disclosure Committee:

The Public Disclosure Committee shall be responsible for ensuring that all of the Company's significant public statements, including, but not limited to, filings with the United States Securities and Exchange Commission ("SEC"), material press releases, and the Company's significant statements to non-Company individuals at public or private meetings, are reviewed for accuracy, integrity, and completeness, and for reviewing with management its ongoing compliance with these protocols and procedures.

The Public Disclosure Committee members shall continue to consist of, at least, the Company's CEO, CFO, General Counsel and Corporate Secretary ("GC"), and at least one other senior officer with day-to-day oversight of the key functional areas of the Company. Additional committee members may be appointed and/or removed by the CEO and/or CFO (the "Certifying Officers") at any time. The Chair of the Public Disclosure Committee shall be the CEO. 22nd Century shall create the Public Disclosure Committee Charter and post it on the Company's website. Any changes to the Public Disclosure Committee's Charter must be approved by the

[3] Pursuant to the April 7, 2023 correspondence, Defendants have agreed to implement and maintain subsections a, d, and e of this proposal.

Certifying Officers. The Public Disclosure Committee shall, among other responsibilities:

(a) Establish procedures relating to the preparation and filing of the Company's quarterly earnings press releases and periodic SEC reports, including disclosure policies and lines of communication to ensure that relevant Company personnel timely report to the Public Disclosure Committee information potentially requiring disclosure, in coordination with other groups within the Company as appropriate;

(b) In the event that the Public Disclosure Committee's review identifies an SEC filing or other public communication that it believes should be modified, the Public Disclosure Committee shall report this recommendation to the Board;

(c) Coordinate with other Company senior officers, independent accountants, internal auditors, outside legal counsel, and the Audit Committee with respect to such review, as necessary;

(d) Through the Chair of the Public Disclosure Committee, or the Chair's designee, report at least quarterly to the full Board regarding the Committee's activities, any material disclosure issues it has identified since the last report that merit Board-level review, and any recommendations for improvements in the Company's Disclosure Controls and Procedures and internal controls environment.

(e) Review earnings call transcripts within thirty (30) days of publication to ensure that public statements by 22nd Century executives match what is known about the Company's financial condition and outlook, and shall report any material issues, corrections to be made to such disclosures, or other remedial actions that need to be taken, to the Audit Committee; and

(f) Conduct semi-annual reviews to identify industry-leading oversight practices in connection with the Company's disclosures to implement and review progress on such goals.

5. IMPROVEMENTS TO THE AUDIT COMMITTEE

22nd Century shall adopt a resolution to amend the Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company's website. The Audit Committee Charter shall be amended as follows:

(a) The Audit Committee Charter shall reflect and account for the Company's organizational changes discussed herein. In the event there is overlap of responsibilities between committees, the committees shall coordinate to avoid unnecessary duplication of efforts and shall apportion responsibilities according to each committee's stated purpose.

(b) The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company's management and independent auditor in carrying out its duties. The CFO will not be present in such meetings. The Audit Committee shall meet quarterly in separate sessions with the Company's GC and outside counsel to review any legal matters pertinent to carrying out its duties; and

(c) The Audit Committee shall receive quarterly reports from management in order to assist the Audit Committee with its oversight responsibilities, including monitoring the Company's

compliance with public reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company's compliance with applicable laws and regulations, including those relating to public disclosures about the Company's business affairs, financial reporting, product development, and risk exposure.

6. ENHANCED OFFICER OVERSIGHT DUTIES AND RESPONSIBILITIES

On an annual basis, the Board shall consult with its in-house and outside counsel regarding the implementation and maintenance of internal systems and controls sufficient to ensure adequate oversight by the Company's officers, which shall include, among other things, the following:

(a) Developing written processes to ensure that a company's mission-critical risks and compliance issues are identified, monitored, and reported to the directors where appropriate.

(b) Assigning specific officers to oversee the monitoring and reporting of specific risk categories that fall within the ambit of their day-to-day responsibilities.

(c) Analyzing and determining how to respond to or address any compliance issues or other risks raised to the Board as part of the monitoring and reporting process.

(d) Keeping a robust record of directors' and officers' oversight activities, including detailed meeting minutes that reflect director and officer deliberations regarding the company's monitoring and reporting function and mission critical risks.

(e) At least annually, reminding all officers and lower-level employees within the Company's monitoring and reporting function of the Company's mission-critical risks and the appropriate procedures for identifying and elevating those risks and issues up the reporting chain.

(f) Conducting an annual assessment to determine (1) whether adequate systems and controls to in place to ensure that the Company's officers are in a position to identify, address, and rectify any material issues within their specific areas of responsibility; and (2) whether the Company's officers adequately addressed any material issues that arose over the course of the year. The results of the annual assessment and any actual or potential action(s) recommended or taken shall be reflected in a written report, which shall be maintained for a minimum period of ten (10) years and shall be made available to 22nd Century shareholders upon request.

7. IMPROVEMENTS TO THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

22nd Century shall adopt a resolution to amend the Governance Committee Charter. The amended Governance Committee Charter shall be posted on the Company's website. The Governance Committee Charter shall require the following:

(a) The Governance Committee Charter shall reflect and account for the Company organizational changes discussed herein. In the event there is overlap of responsibilities between committees, the committees shall coordinate to avoid unnecessary duplication of efforts and shall apportion responsibilities according to each committee's stated purpose.

(b) The Corporate Governance and Nominating Committee Chair (the "CGNC Chair") shall establish and implement a program of stakeholder engagement for the purpose of reviewing the Board's current array of skills, expertise, experience and other relevant qualities ("Skills Matrix") and identifying areas for improvement and development.

(c) The CGNC Chair, in consultation with Company management, shall select a non-management level employee from the Company's largest employee class (the "Employee Representative") to provide insight into employee concerns;

(d) The CGNC Chair will identify qualities to seek in director candidates.

8. BOARD COMPOSITION AND PRACTICES

The Board shall adopt the following reforms as they relate to its composition and practices:

(a) Limitation on Other Boards. The Board shall include a provision in the Company's Corporate Governance Guidelines to require that the CEO of the Company and the Chairman of the Board may sit on no more than two (2) other public company boards. 22nd Century's Directors and Officers may not serve as Board members at companies that directly compete with 22nd Century.

(b) Limitation on Active CEOs. The Board shall adopt a policy of having no more than three (3) directors who are active CEOs at any public company, including 22nd Century.

9. BOARD DIVERSITY AND DIVERSITY WITHIN SENIOR LEADERSHIP

The Company when electing new (non-incumbent) directors shall consider women and underrepresented minorities when seeking candidates for nomination to the Board.

The Company shall endeavor to ensure that any pool of applicants considered for vacancies within the Company's senior leadership includes at least one (1) woman and one (1) member of an underrepresented minority. The Company shall annually provide a graphic representation in the Company's proxy statement of current Board-level diversity.

10. BOARD SELF EVALUATION

The 2023 Proxy Statement sets forth the Company's Corporate Governance Guidelines "which describe the Board's responsibility for oversight of the business and affairs of the Company as well as guidelines for determining director independence and consideration of potential nominees to the Board." The Company shall adopt a formal policy and shall post a copy on its investor relations website.

11. EXECUTIVE REPORTS

At each regularly scheduled Board meeting, the Company's CFO (or their designees) shall provide a written report to the Board. The report shall discuss the Company's financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any,

management plans for ameliorating or reversing such negative trends, and the success or failure of any such plans presented in the past.

II. ACKNOWLEDGEMENT THAT THE LITIGATION AND PLAINTIFFS' EFFORTS WERE A SUBSTANTIAL CONTRIBUTING FACTOR IN CERTAIN CHANGES ALREADY MADE AT THE COMPANY

To the extent that 22nd Century has made: (a) any changes, modifications, and improvements to corporate governance and business ethics practices, and (b) any changes to 22nd Century's Board or management personnel following the initiation of the first of the Derivative Actions, 22nd Century acknowledges for purposes of this settlement that the filing and pendency of the Derivative Actions were a substantial contributing factor thereto and that such changes confer a substantial benefit to the Company. Except as set forth above, such changes shall remain in effect for no less than five (5) years.

22nd Century further acknowledges for purposes of this settlement that the filing and pendency of the Derivative Actions were contributing factors to the changes, modifications, and improvements to 22nd Century's corporate governance and business ethic practices, and to any changes to Board or management personnel that the Company continues to make, as of the date of this agreement, except as set forth above, which shall remain in effect for no less than five (5) years.

1. CREATION OF PRESS RELEASE REVIEW AND APPROVAL POLICY

Defendants acknowledge for purposes of this settlement that this litigation was a substantial contributing factor in the creation of the informal Press Release Review and Approval policy.

2. CREATION OF THE PUBLIC DISCLOSURE COMMITTEE

Defendants also acknowledge for purposes of this settlement that this litigation was a substantial contributing factor in the creation of the Public Disclosure Committee, which is charged with reviewing the Company's filings required by the Securities Exchange Act of 1934 (the "Exchange Act") (including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements), registration statements, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company's shareholders.

As set forth in section 4 *supra*, the charter of the Public Disclosure Committee shall be amended as set forth herein.

3. OTHER REMEDIAL STEPS TAKEN BY DEFENDANTS

Following the Derivative Actions, 22nd Century promoted certain officers, appointed new officers, and appointed new directors to the Board, which include but are not limited to the following:

EXHIBIT A

1. On June 10, 2019, the Company's Board promoted Michael Zercher to the position of Chief Operating Officer.

2. On January 10, 2020, the Company's Board appointed Roger D. O'Brien to serve as a member of the Board. That same day, the Board appointed Nora B. Sullivan, an existing director of the Company, as the Chairman of the Board.

3. On June 3, 2020, the Company announced the appointment of James A. Mish as its CEO, effective June 22, 2020, and the appointment of John Franzino as its CFO, effective immediately.

4. On November 15, 2021, the Company appointed Richard Fitzgerald as its CFO. Fitzgerald succeeded Franzino, who had transitioned to Chief Administrative Officer.